Exhibit 10.7

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), made this 22nd day of August 2006, is entered into by Momenta Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 675 West Kendall Street, Cambridge, Massachusetts (the “Company”), and Craig Wheeler, residing at 3 Valley View Lane, Orinda, California 94563 (the “Employee”).

The Company desires to employ the Employee and the Employee desires to be employed by the Company.  In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties agree as follows:

1.             Term of Employment.  The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, commencing on August 22, 2006 (the “Commencement Date”).  There shall be no definite term of employment, and the Employee’s employment shall be at-will such that both the Company and the Employee remain free to end the employment relationship for any reason, at any time, with or without notice.

2.             Title and Capacity.  The Employee shall initially serve as President of the Company and shall report to the Board of Directors of the Company (the “Board”).  Effective the Commencement Date, the Employee shall be appointed to the Board.  On or about September 12, 2006, the Employee shall assume the duties of Chief Executive Officer.  The Employee shall be based at the Company’s headquarters in Cambridge, Massachusetts.

The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to him.  The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company; provided, however, the Employee may continue to serve on the board of Avanir Pharmaceuticals, Inc. and with regard to future board or other business activities he will obtain prior approval from the Board. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein that may be adopted from time to time by the Company.

3.             Compensation and Benefits.

3.1           Base Salary.  The Company shall pay the Employee, in accordance with the Company’s regular payroll practices, a base salary at the annualized rate of $500,000, or such salary adjusted upward thereafter, as determined by the Board.

3.2           Bonus.  In addition to a base salary, the Employee will be eligible to receive discretionary bonus compensation as follows:

(a)           for the fiscal year 2006, a guaranteed bonus of a minimum of sixty percent (60%) of the base salary in effect as of the last day of the fiscal year, prorated for the Employee’s length of service within the fiscal year which bonus is payable on or about January 15, 2007.

(b)           beginning in fiscal year 2007, an annual bonus in the range of zero (0%) to one hundred and fifty (150%) of his base salary for the applicable fiscal year as of the last day of the applicable fiscal year.  The annual target for the Employee’s bonus will be at sixty percent (60%) of the applicable base salary.  The Board will determine, in its sole discretion, after consideration of the recommendation of the Compensation Committee, whether (and in what amount) a bonus award is payable to the Employee.  In determining whether a bonus award in any given year shall be granted, the Board will review whether the Company has achieved its annually approved operating plan as well as whether the Employee has achieved his personal objectives as established by the Board.

To be eligible to receive a bonus award, the Employee must be an active employee on the date any such bonuses are distributed.

3.3           Employee Benefits.

(a)           Company-Sponsored Benefit Plans. The Employee shall be entitled to participate in all benefit plans and programs that the Company establishes and makes available to its employees to the extent that the Employee is eligible under (and subject to the provisions of) the plan documents governing those programs.  The Employee shall be entitled to five (5) weeks paid vacation per year to be administered in accordance with Company policy.

(b)           Life and Disability Insurance.  The Company shall reimburse the Employee the premium for maintaining a $3 million life and disability insurance policy up to a maximum reimbursement of $5,000 per year, for as long as and to the extent that the Employee is employed by the Company.  In addition, the Company will provide the Employee with an additional payment to offset the estimated tax liability for such reimbursement (hereinafter, for purposes of this section only, the “gross up”), but such payment shall not include any payments to offset the estimated tax liability of such gross up.

3.4           Reimbursement of Expenses.  The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may reasonably request; provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

3.5           Equity.

(a)           On the Commencement Date, the Company will grant the Employee an option to purchase 375,000 shares of common stock of the Company $.0001 par value per share (“Common Stock”) at an exercise price equal to the fair market value of the Common Stock on the date of the grant (such shares, the “Initial Shares”), as evidenced by Stock Option Agreements with the Employee (the “Option Agreements”), substantially in the forms of Exhibit A and Exhibit B to this Agreement.  The option to purchase such Initial Shares shall vest over a four (4) year period in accordance with the terms and provisions of the Option Agreements.

(b)           On the Commencement Date, the Company will grant the Employee 100,000 shares of Common Stock (the “Time-Based Shares”).  The grant of the Time-Based Shares shall be governed by a Restricted Stock Agreement, substantially in the form of Exhibit C to this Agreement, which shall provide for, among other things, the forfeiture of the unvested Time-Based Shares under certain circumstances.  The Time-Based Shares will be subject to a four (4) year cliff vesting in accordance with the Restricted Stock Agreement.

(c)           On or about January 1, 2007, and provided the Employee is employed by the Company on such date, the Company will grant the Employee 175,000 shares of Common Stock (the “Performance-Based Shares”).  The grant of the Performance-Based Shares shall be governed by a Restricted Stock Agreement, substantially in the form of Exhibit D to this Agreement, which shall provide for, among other things, the forfeiture of the unvested

Performance-Based Shares under certain circumstances.  The Performance-Based Shares will vest in accordance with the terms of the Restricted Stock Agreement.

(d)           At the end of fiscal year 2007, and provided the Employee is employed by the Company, the Employee will be eligible for: (1) a target grant of 75,000 shares of Common Stock (the “First Target Shares”) which shares will vest over a four (4) year period unless the Company and the Employee agree in writing that such shares will vest pursuant to the satisfaction of performance conditions to be determined by the Board in its sole discretion; and (2) a target option grant of 100,000 shares of Common Stock (the “Second Target Shares”), with an exercise price equal to the fair market value of the Common Stock on the date of grant, which option shall vest over a four (4) year period.  The size of the option and stock grants shall be presented to the Board for its approval in its sole discretion if recommended and approved by the Compensation Committee.  The Company and the Employee acknowledge that the Company stock plans will be reviewed during the coming year to determine, among other things, the appropriate annual equity and options to be granted to the Employee after fiscal 2007 in light of the overall revised equity plans and practices of the Company.

(e)           The number of Performance-Based Shares, First Target Shares and Second Target Shares, as set forth in Section 3.5(c) and (d), shall be adjusted as necessary if, after the Commencement Date and prior to the date of each applicable grant, the Company effects a stock split, reverse stock split, stock dividend, recapitalization or similar transaction affecting the Company’s Common Stock.

3.6           Moving Expenses and Temporary Accommodations.

(a)           The Company shall reimburse the Employee for pre-approved reasonable moving and travel expenses not to exceed three hundred and fifty thousand dollars

($350,000), and make additional payments to the extent the reimbursement is taxable to the Employee, incurred by the Employee in moving himself and his immediate family from California to the Cambridge, Massachusetts metropolitan area to commence employment with the Company.  The fees and expenses for which the Employee is eligible for reimbursement are set forth in Exhibit E to this Agreement.

(b)           For one year from the date the Employee becomes Chief Executive Officer of the Company, the Company will arrange for temporary housing, living expenses (including utilities) and a rental car, in an amount to be mutually agreed upon by the Employee and the Chairman of the Board

(c)           Until the earlier of one year from the date the Employee becomes the Chief Executive Officer of the Company or until the Employee relocates his family to the Cambridge, Massachusetts metropolitan area, the Company will pay for the Employee to travel to and from his home in California and Cambridge, Massachusetts as mutually agreed with the Chairman of the Board.

3.7           Financial and Tax Advice.  The Company will reimburse the Employee up to $15,000 for actual financial and tax advisor fees incurred during the first year, and up to $5,000 per year for such actual incurred fees for each subsequent calendar year, of his employment pursuant to this Agreement.

3.8           Withholding.  All salary, bonus and other compensation or benefits payable to the Employee shall be subject to applicable withholdings and taxes.

4.             Payments Upon Resignation By The Employee Without Good Reason or Termination By The Company For Cause.

4.1           Payment upon Voluntary Resignation or Termination for Cause.  If the Employee voluntarily resigns his employment other than for Good Reason (as defined in Section 4.2), or if the Company terminates the Employee for Cause (as defined in Section 4.3), the Company shall pay the Employee all accrued and unpaid base salary through the Employee’s date of termination and any vacation that is accrued but unused as of such date.  The Employee shall not be eligible for any severance or separation payments (including, but not limited to, those described in Sections 5 and 6 of this Agreement) or any continuation of benefits (other than those provided for under the Federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), or any other compensation pursuant to this Agreement or otherwise.  The Employee also shall have such rights, if any, with respect to outstanding stock options and restricted stock grants as may be provided under the agreement applicable to each.

4.2           Definition of “Good Reason”.  For purposes of this Agreement, “Good Reason” means the occurrence, without the Employee’s written consent, of any of the events or circumstances set forth in clauses (a) through (d) below, provided, however, that an event described in clauses (a) through (d) below shall not constitute Good Reason unless it is communicated in writing, within 90 days of the event giving rise to the claim, by the Employee to the Board or its successor and unless it is not corrected by the Company or its successor and the Employee has not been reasonably compensated for any loss or damages resulting therefrom within thirty (30) days of the Company’s receipt of such written notice:

(a)           the assignment to the Employee of duties inconsistent in any material respect with the Employee’s position (including status, offices, titles and reporting requirements), authority or responsibilities, or any other action or omission by the Company which results in a material diminution in such position, authority or responsibilities;

(b)           the Board requiring the Employee to engage in unlawful conduct;

(c)           a material reduction in the Employee’s base salary; or

(d)           a change by the Company in the location at which the Employee performs his principal duties for the Company to a new location that is both (i) outside a radius of 50 miles from the Employee’s principal residence and (ii) more than 30 miles from the location at which the Employee performed his principal duties for the Company.

4.3           Definition of “Cause”.  For purposes of this Agreement, “Cause” is defined as: (i) a good faith finding by no fewer than two-thirds of the members of the Board (excluding the Employee, if applicable) of (a) the Employee’s failure to (1) perform reasonably assigned lawful duties or (2) comply with a lawful instruction of the Board so long as, in the case of (2), the instruction is consistent with the scope and responsibilities of the Employee’s position, or (b) the Employee’s dishonesty, willful misconduct or gross negligence, or (c) the Employee’s substantial and material failure or refusal to perform according to, or to comply with, the policies, procedures or practices established by the Company or the Board and, in the case of (a) or (c), the Employee has had ten (10) days written notice to cure his failure to so perform or comply; or (ii) the Employee’s indictment, or the entering of a guilty plea or plea of “no contest” with respect to a felony or any crime involving moral turpitude.

4.4           Taxes.

(a)           In the event that the Company undergoes a “Change in Ownership or Control” (as defined below), the Company shall, within 30 days after each date on which the Employee becomes entitled to receive (whether or not then due) a Contingent Compensation

Payment (as defined below) relating to such Change in Ownership or Control, determine and notify the Employee (with reasonable detail regarding the basis for its determinations) (i) which of the payments or benefits due to the Employee (under this Agreement or otherwise) following such Change in Ownership or Control constitute Contingent Compensation Payments, (ii) the amount, if any, of the excise tax (the “Excise Tax”) payable pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), by the Employee with respect to such Contingent Compensation Payment and (iii) the amount of the Gross-Up Payment (as defined below) due to the Employee with respect to such Contingent Compensation Payment.   Within 30 days after delivery of such notice to the Employee, the Employee shall deliver a response to the Company (the “Employee Response”) stating either (A) that he agrees with the Company’s determination pursuant to the preceding sentence or (B) that he disagrees with such determination, in which case he shall indicate which payment and/or benefits should be characterized as a Contingent Compensation Payment, the amount of the Excise Tax with respect to such Contingent Compensation Payment and the amount of the Gross-Up Payment due to the Employee with respect to such Contingent Compensation Payment.  In the event that the Employee fails to deliver an Employee Response on or before the required date, the Company’s initial determination shall be final.  If the Employee Response differs from the Company notice, the Employee and the Company, and their respective tax advisors, shall attempt in good faith to resolve any disagreements concerning the foregoing.  Within 90 days after the due date of each Contingent Compensation Payment to the Employee, the Company shall pay to the Employee, in cash, the Gross-Up Payment with respect to such Contingent Compensation Payment, in the amount determined pursuant to this Section 4.4).

(b)           For purposes of this Section 4.4, the following terms shall have the following respective meanings:

(i)            “Change in Ownership or Control” shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 280G(b)(2) of the Code.

(ii)           “Contingent Compensation Payment” shall mean any payment (or benefit) in the nature of compensation that is made or made available (under this Agreement or otherwise) to a “disqualified individual” (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.

(iii)          “Gross-Up Payment” shall mean an amount equal to the sum of (i) the amount of the Excise Tax payable with respect to a Contingent Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Employee (including the Excise Taxes, state and federal income taxes and all applicable employment taxes) attributable to the receipt of such Gross-Up Payment.  For purposes of the preceding sentence, all taxes attributable to the receipt of the Gross-Up Payment shall be computed assuming the application of the maximum tax rates provided by law.

(c)           The provisions of this Section 4.4 are intended to apply to any and all payments or benefits available to the Employee under this Agreement or any other agreement or plan of the Company under which the Employee receives Contingent Compensation Payments.

5.             Termination Without Cause, Termination by Reason of Death or Disability, Resignation for Good Reason.  If the Employee’s employment with the Company is terminated by reason of the Employee’s death or Disability (as defined in Section 5.5), by the Company without Cause (as defined in Section 4.3), or by the Employee’s voluntary resignation for Good Reason (as defined in Section 4.2), other than in connection with a Change in Control (as defined in Section 6.1(a)), then the Employee shall be paid all accrued and unpaid base salary and any accrued but unused vacation through the date of termination.  In addition, subject to the Employee’s execution and non-revocation of a binding severance and mutual release agreement in a form satisfactory to the Company (hereinafter, a “Severance Agreement”), the Employee shall be eligible to receive the following separation benefits:

5.1           an amount equal to twelve (12) months of the highest base salary in effect during the twelve (12) months prior to the Employee’s date of termination, and an amount equal to the greater of (i) sixty percent (60%) of such base salary or (ii) the last bonus, if any, paid to the Employee pursuant to Section 3.2, all of which shall be payable, in full and in a lump-sum cash payment, six months and one day after the date of termination; and

5.2           if the Employee’s termination is without Cause (as defined in Section 4.3), immediate vesting of the Time Based Shares and the Initial Shares as described in Section 3.5(a) and (b) and seventy-five thousand (75,000) of the Performance Based Shares in accordance with Section 3.5(c) provided the Company has granted to the Employee the Performance Based Shares in accordance with Section 3.5(c), and, provided further, that the Company has granted to the Employee the First Target Shares and the Second Target Shares in accordance with Section 3.5(d), immediate vesting of that portion of the First Target Shares, Second Target Shares and any future grants that would have vested if the Employee had remained employed for an additional twelve (12) months as well as vesting of twenty-five percent (25%) of any unvested future performance based shares granted to the Employee.  All such equity awards (whether stock options or restricted stock grants) will remain exercisable in accordance with the applicable stock option plan or grant agreement,

5.3           if the Employee’s termination is by reason of the Employee’s death or Disability (as defined in Section 5.5) or for Good Reason (as defined in Section 4.2), immediate vesting of the Time Based Shares and the Initial Shares as described in Section 3.5(a) and (b) and of the Performance Based Shares in accordance with Section 3.5(c) provided the Company has granted to the Employee the Performance Based Shares in accordance with Section 3.5(c), and, provided further, that the Company has granted to the Employee the First Target Shares and the Second Target Shares in accordance with Section 3.5(d), immediate vesting of that portion of the First Target Shares, Second Target Shares and any future grants that would have vested if the Employee had remained employed for an additional twelve (12) months as well as vesting of twenty-five percent (25%) of any unvested future performance based shares granted to the Employee.  All such equity awards (whether stock options or restricted stock grants) will remain exercisable in accordance with the applicable stock option plan or grant agreement; and

5.4           upon the Employee’s termination from employment pursuant to this Section 5, the Company shall continue the Employee and his dependants on its medical and dental plans in accordance with the applicable plans.  To the extent the Employee and his dependants cannot be maintained on such plans, the Company will obtain comparable policies for the Employee and shall, for twelve (12) months after the Employee’s termination, continue to pay that portion of the medical and dental premiums that it pays on behalf of its actively employed executives who receive the same type of coverage; provided, however, that if the Employee becomes re-employed with another employer and is eligible to receive such benefits from such employer on terms at least as favorable to the Employee and his dependants as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Employee and his dependants.  At the end of the twelve (12) month period, the Employee may continue such policies on his own behalf or pursuant to the Federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”), if applicable, and shall be responsible for all premiums thereafter.

5.5           For purposes of this Agreement, “Disability” shall mean the Employee’s absence from the full-time performance of the Employee’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee’s legal representative.

6.             Termination Following Change of Control.

6.1           Key Definitions.  As used herein, the following terms shall have the following respective meanings:

(a)           “Change in Control” means an event or occurrence set forth in any one or more of subsections (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(i)            the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the

combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(ii)           the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; or

(iii)          approval by the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company; or

(iv)          individuals who constitute the Board on the date of this Agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that, any individual that becomes a director of the Company subsequent to date of this Agreement whose (A) election to the Board or (B) nomination for election by the Company’s stockholders, in each case is approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered for all time thereafter as a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company.

(b)           “Change in Control Date” means the first date during the period of time the Employee is employed pursuant to this Agreement on which a Change in Control occurs.  Anything in this Agreement to the contrary notwithstanding, if (a) a Change in Control occurs, (b) the Employee’s employment with the Company is terminated prior to the date on which the Change in Control occurs, and (c) it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the “Change in Control Date” shall mean the date immediately prior to the date of such termination of employment.

(c)           Change of Control Termination occurs where the Employee is terminated without Cause (as defined in Section 4.3) or resigns for Good Reason (as defined in Section 4.2), in either case within twenty-four (24) months following the Change in Control Date.

6.2           Benefits to Employee Upon a Change of Control Termination.

In the event of a Change of Control Termination, the Employee shall be entitled to all accrued and unpaid base salary and any accrued but unused vacation through the date of termination.  In addition, subject to the Employee’s (or his legal representative’s, as applicable) execution and non-revocation of a binding Severance Agreement, the Employee shall be eligible to receive the following separation benefits:

(a)           the Company shall pay in full to the Employee in a lump sum cash payment six months and one day after the termination of employment the aggregate of the following amounts:

(i)            an amount equal to twenty-four (24) months of the highest base salary in effect during the twelve (12) months prior to the Employee’s termination from employment, and an amount equal to the greater of (a) sixty percent (60%) of two years of such base salary or (b) twice the last bonus, if any, paid to the Employee pursuant to Section 3.2; and

(ii)           if, and only if, the aggregate purchase price with respect to a Business Combination as set forth in 6.1(a)(ii) equals or exceeds $1.1 billion, the amount equal to twelve (12) months of base salary in effect at the time of the Employee’s termination from employment and an amount equal to the greater of (a) sixty percent (60%) of one year of such base salary or (b) the last bonus, if any, paid to the Employee pursuant to Section 3.2; and

(b)           upon the Employee’s termination from employment, the Company shall continue the Employee and his dependants on its medical and dental plans in accordance with the applicable plans for a period of twenty-four (24) months (or thirty-six (36) months if the conditions set forth in (ii) above are met).  To the extent the Employee and his dependants cannot be maintained on such plans, the Company will obtain comparable policies for the Employee and shall, for twenty-four (24) months (or thirty-six (36) months if the conditions set forth in (ii) above are met) after the Employee’s termination, continue to pay that portion of the medical and dental premiums that it pays on behalf of its actively employed executives who receive the same type of coverage; provided, however, that if the Employee becomes re-employed with another employer and is eligible to receive such benefits from such employer on terms at least as favorable to the Employee and his dependants as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Employee and his dependants.  At the end of the applicable twenty-four (24) or thirty-six (36) month period, the Employee may continue such policies on his own behalf or pursuant to COBRA, if applicable, and shall be responsible for all premiums thereafter.

(c)           The Employee shall be entitled to immediate vesting of any unvested Time-Based Shares, the Initial Shares, the First Target Shares, the Second Target Shares, the Performance Based Shares and all future grants awarded to the Employee.  All such equity awards (whether stock options or restricted stock grants) will remain exercisable in accordance with the applicable stock option plan or grant agreement.

7.             Mitigation.  The Employee shall not be required to mitigate the amount of any payment or benefits provided for in Sections 5 or 6 by seeking other employment or otherwise except with regard to medical and dental coverage if new employment is obtained.

8.             Survival.  The provisions of Sections 5, 6, 9, 10 and 11 shall survive the termination of this Agreement for any reason.

9.             Non-Competition and Non-Solicitation.

(a)           During the Employee’s employment and for a period of one (1) year after the termination or expiration thereof for any reason, the Employee will not, in the geographical areas that the Company or any of its subsidiaries does business or has done business at the time of the Employee’s separation from employment, directly or indirectly:

(i)            engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than one percent (1%) of the outstanding stock of a publicly-held company) relying on competitive technologies similar to the Company’s core technologies to develop biosimilar or generic pharmaceuticals or that sells directly competing products or services in the same therapeutic class as proprietary pharmaceuticals developed, by the Company or any of its subsidiaries while the Employee was employed by the Company; or

(ii)           either alone or in association with others:  (A) solicit, recruit, induce, attempt to solicit, recruit or induce, or permit any organization directly or indirectly controlled by the Employee to solicit, recruit, induce, or attempt to solicit, recruit or induce any employee of the Company to leave the employ of the Company; or (B) solicit, recruit, induce, attempt to solicit, recruit or induce for employment or as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit, recruit, induce, attempt to solicit, recruit or induce for employment or as an independent contractor, any person who was employed by the Company at any time during the Employment Period; provided, however, that subsection 9(a)(ii)(B) shall not apply to any individual whose employment or engagement with the Company has been terminated for a period of six (6) months; provided further, that if an individual covered by this section initiates contact with the Employee for purposes of employment with the Employee or with any entity the Employee is employed by, the mere referral by the Employee of such individual to another person at such entity shall not breach this section; or

(iii)          either alone or in association with others, solicit, divert or take away, or attempt to solicit, divert or take away, or permit any organization directly or indirectly controlled by the Employee to solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company, which were contacted, solicited or served by the Company at any time while employed pursuant to this Agreement.

(b)           If the Employee violates the provisions of Section 9, the Employee shall continue to be bound by the restrictions set forth in this Section 9 until a period of one (1) year has expired without any violation of such provisions.

(c)           If any restriction set forth in this Section 9 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(d)           The restrictions contained in this Section 9 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose.  The Employee agrees that any breach of this Section 9 is likely to cause the Company substantial and irrevocable damage that is difficult to measure.  Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies that may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 9 without posting a bond and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

10.           Proprietary Information and Developments.

10.1         Proprietary Information.

(a)           The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company.  By way of illustration, but not limitation, Proprietary Information may include discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales, costs, profits and pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company.  The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company), either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b)           The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, methods, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company and are to be used by the Employee only in the performance of his duties for the

Company.  All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company upon the earlier of (i) a request by the Company or (ii) termination of his employment.  After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c)           The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in subsections (a) and (b) above, and his obligation to return materials and tangible property set forth in subsection (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

10.2         Developments.

(a)           The Employee will make full and prompt disclosure to the Company of all inventions, creations, improvements, discoveries, trade secrets, secret processes, technology, know-how, copyrightable materials, methods, developments, software, and works of authorship or other creative works, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

(b)           The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.  However, this subsection (b) shall not apply to Developments that do not relate to any business or research and development conducted or planned to be conducted by the

Company at the time such Development is created, made, conceived or reduced to practice and that are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information.  The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state that precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this subsection (b) shall be interpreted not to apply to any invention that a court rules and/or the Company agrees falls within such classes.  The Employee also hereby waives all claims to moral rights in any Developments.

(c)           The Employee agrees to cooperate fully with the Company and to take such further actions as may be necessary or desirable, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments.  The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, that the Company may deem necessary or desirable in order to protect its rights and interests in any Development.  The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, the Secretary of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints the Secretary of the Company as his agent and attorney-in-fact to execute any such papers on his behalf and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development under the conditions described in this sentence.

10.3         United States Government Obligations.  The Employee acknowledges that the Company from time to time may have agreements with other parties or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work.  The Employee agrees to be bound by all such obligations and restrictions that are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

10.4         Equitable Remedies.  The restrictions contained in Sections 9 and 10 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose.  The Employee agrees that any breach of Sections 9 or 10 is likely to cause the Company substantial and irrevocable damage that is difficult to measure.  Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies that may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of Sections 9 or 10 without posting a bond and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.  The Employee agrees that any change or changes in his duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of Sections 9 or 10.

10.5         Other Agreements.  The Employee hereby represents that he is not bound by the terms of any agreement, other than the Confidentiality Agreement by and between the Employee and Chiron Corporation dated as of August 30, 2001, with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party.  The Employee further represents that his performance of all the terms of this Agreement and the performance of his duties as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information, knowledge or material belonging to any previous employer or others.

11.           Notices.  Any notices delivered under this Agreement shall be deemed duly delivered three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after it is sent for next-business day delivery signature required via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto.  Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 11.

12.           Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

13.           Entire Agreement.  This Agreement and all exhibits hereto constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

14.           Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflict of laws provisions thereof).  Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within the Commonwealth of Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.  The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

16.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

17.           Acknowledgment.  The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney.  The Employee further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

18.           Section 409A.  No payments that may be made pursuant to this Agreement that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code and the guidance issued thereunder (“Section 409A) may be accelerated or deferred by the Company or the Employee.  Notwithstanding anything else to the contrary in this Agreement, to the extent that any of the payments to be made hereunder constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Employee is a “specified employee,” then upon his termination (as defined under Section 409A), any such payment shall be delayed until the date that is six months and one day following the Employee’s termination date if, absent such delay, such payment would otherwise be subject to penalty under Section 409A. In any event, the Company makes no representation or warranty and shall have no liability to the Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy the conditions of such section.

19.           Miscellaneous.

19.1         No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

19.2         The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

19.3         In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Richard P. Shea
Title:	VP & CFO

EMPLOYEE

/s/ Craig A. Wheeler
Craig Wheeler

Exhibit A

Momenta Pharmaceuticals, Inc.

Incentive Stock Option Agreement
Granted Under 2004 Stock Incentive Plan, as amended

1.               Grant of Option.

This agreement evidences the grant by Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on August 22, 2006 (the “Grant Date”) to Craig Wheeler, the Company’s President as of such date and Chief Executive Officer as of September 12, 2006 (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), a total of 19,777 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at $16.18 per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on August 21, 2016 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.               Vesting Schedule.

Subject to such acceleration provisions set forth in that certain Employment Agreement, dated August 22, 2006, between the Company and the Participant (the “Employment Agreement”), this option will become exercisable (“vest”) as to (i) 25% of the original number of Shares on August 22, 2007 and (ii) as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following August 22, 2007 until the fourth anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.               Exercise of Option.

(a)           Form of Exercise.  Each election to exercise this option shall be by written notice in the form attached hereto as Exhibit A, in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)           Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c)           Termination of Relationship with the Company.  Subject to the provisions set forth in the Employment Agreement, if the Participant ceases to be an Eligible Participant as a result of:

(1)           voluntary resignation of his employment from the Company other than for “Good Reason” (as defined in the Employment Agreement), then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation; or

(2)           termination by Participant of his employment with the Company for “Good Reason” (as defined in the Employment Agreement) or termination of Participant’s employment by the Company without “cause” (as defined in the Employment Agreement), then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate one year after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d)           Exercise Period Upon Death or Disability.  Subject to the provisions set forth in the Employment Agreement, if the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)           Discharge for Cause.  If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined Employment Agreement), the right to exercise this option shall terminate immediately upon the effective date of such discharge.

4.             Tax Matters.

(a)           Withholding.  No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b)           Disqualifying Disposition.  If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5.             Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.             Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

MOMENTA PHARMACEUTICALS, INC.

Dated: August 22, 2006	By:
Richard P. Shea
Vice President, Chief Financial Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Stock Incentive Plan, as amended.

PARTICIPANT:

Address:

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:

Participant name and address:

Attention:  Treasurer

Dear Sir or Madam:

I am the holder of an Incentive Stock Option granted to me under the Momenta Pharmaceuticals, Inc. (the “Company”) 2004 Stock Incentive Plan, as amended, on                      for the purchase of                      shares of Common Stock of the Company at a purchase price of $                     per share.

I hereby exercise my option to purchase                    shares of Common Stock (the “Shares”), for which I have enclosed                      in the amount of $                .  Please register my stock certificate as follows:

(check applicable box)

Name(s):	☐	TEN COM

	☐	TEN ENT

Address:	☐	JT TEN

Tax I.D. #:	☐	UNIF GIFT MIN ACT

I represent, warrant and covenant as follows:

1.             I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2.             I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3.             I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4.             I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

Very truly yours,

(Signature)

Exhibit B

Momenta Pharmaceuticals, Inc.

Nonstatutory Stock Option Agreement
Granted Under 2004 Stock Incentive Plan, as amended

1.             Grant of Option.

This agreement evidences the grant by Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on August 22, 2006 (the “Grant Date”) to Craig Wheeler, the Company’s President as of such date and Chief Executive Officer as of September 12, 2006 (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), a total of 355,223 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at $16.18 per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on August 21, 2016 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.             Vesting Schedule.

Subject to the acceleration provisions set forth in that certain Employment Agreement, dated August 22, 2006, between the Company and the Participant (the “Employment Agreement”), this option will become exercisable (“vest”) as to (i) 25% of the original number of Shares on August 22, 2007 and (ii) as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following August 22, 2007 until the fourth anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.             Exercise of Option.

(a)           Form of Exercise.  Each election to exercise this option shall be by written notice in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)           Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)           Termination of Relationship with the Company.  Subject to the provisions set forth in the Employment Agreement, if the Participant ceases to be an Eligible Participant as a result of:

(1)           voluntary resignation of his employment from the Company other than for “Good Reason” (as defined in the Employment Agreement), then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation; or

(2)           termination by Participant of his employment with the Company for “Good Reason” (as defined in the Employment Agreement) or termination of Participant’s employment by the Company without “cause” (as defined in the Employment Agreement), then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate one year after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d)           Exercise Period Upon Death or Disability.  Subject to the provisions set forth in the Employment Agreement, if the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)           Discharge for Cause.  If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined in the Employment Agreement ), the right to exercise this option shall terminate immediately upon the effective date of such discharge.

4.             Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.             Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.             Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

MOMENTA PHARMACEUTICALS, INC.

Dated: August 22, 2006	By:
Richard P. Shea
Vice President, Chief Financial Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Stock Incentive Plan, as amended.

PARTICIPANT:

Address:

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:

Participant name and address:

Attention:  Treasurer

Dear Sir or Madam:

I am the holder of an Nonstatutory Stock Option granted to me under the Momenta Pharmaceuticals, Inc. (the “Company”) 2004 Stock Incentive Plan, as amended, on                      for the purchase of                      shares of Common Stock of the Company at a purchase price of $                     per share.

I hereby exercise my option to purchase                    shares of Common Stock (the “Shares”), for which I have enclosed                      in the amount of $                .  Please register my stock certificate as follows:

(check applicable box)

Name(s):	☐	TEN COM

	☐	TEN ENT

Address:	☐	JT TEN

Tax I.D. #:	☐	UNIF GIFT MIN ACT

I represent, warrant and covenant as follows:

5.             I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

6.             I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

7.             I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

8.             I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

Very truly yours,

(Signature)

Exhibit C

MOMENTA PHARMACEUTICALS, INC.

Restricted Stock Agreement
Granted Under 2004 Stock Incentive Plan, as amended

AGREEMENT made on August 22, 2006 between Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Craig Wheeler (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.             Issuance of Shares.

The Company hereby issues to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), 100,000 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”).  The Shares will be held in book entry by the Company’s transfer agent in the name of the Participant for that number of Shares issued to the Participant.  The Participant agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2.             Vesting.

(a)           Subject to the acceleration provisions set forth in that certain Employment Agreement, dated August 22, 2006, between the Company and the Participant (the “Employment Agreement”), in the event that the Participant ceases to be employed by the Company prior to August 21, 2010, for any reason or no reason, with or without cause, all of the Unvested Shares (as defined below) will be immediately and automatically forfeited and returned to the Company for no consideration effective as of the date of termination of employment.  The Participant will have no further rights with respect to any Shares that are so forfeited.  “Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage.  The “Applicable Percentage” shall be (i) 100% during the 48-month period ending on August 21, 2010, and (ii) zero after August 21, 2010.

(b)           For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company, subject to the terms and provisions of the Employment Agreement.

3.             Restrictions on Transfer.

(a)           The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, until such Shares have vested, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 3 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan and except as otherwise provided herein, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

(b)           The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

4.             Restrictive Legends.

All Shares subject to this Agreement subject to the following restriction, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

5.             Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.  Capitalized terms used, but not otherwise defined, herein shall have the meaning given to them in the Plan.

6.             Withholding Taxes; Section 83(b) Election.

(a)           The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the forfeiture provisions.  For so long as the Common Stock is registered under the Exchange Act, the Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from this award, valued at their Fair Market Value; provided, however, that (i) the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) and (ii) satisfaction of such tax obligations through shares of the Company’s Common

Stock, including Shares retained from this award, may only be authorized by the Company’s Compensation Committee in its sole discretion at any time prior to the occurrence of a vesting date (whereby such Committee may adopt a resolution permitting the Participant to satisfy his tax withholding obligation through the surrender of shares of the Company’s Common Stock, including a portion of the Shares the vesting of which gives rise to the withholding obligations).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b)           The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

THE PARTICIPANT AGREES NOT TO FILE AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE WITH RESPECT TO THE ISSUANCE OF THE SHARES.

7.             Miscellaneous.

(a)           No Rights to Employment.  Subject to the acceleration provisions set forth in the Employment Agreement, the Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee of the Company (not through the act of being hired or being granted the Shares hereunder).  The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.

(b)           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)           Waiver.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e)           Notice.   Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided.  Each notice shall be deemed to have been given on the date it is received.  Each notice to the Company shall be addressed to it at its offices at 675 West Kendall Street, Cambridge,

Massachusetts 02142 (Attention:  Vice President, Legal Affairs).  Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address.

(f)            Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g)           Entire Agreement.  This Agreement, the Employment Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

(h)           Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i)            Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j)            Interpretation.  The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Compensation Committee of the Board of Directors of the Company shall be final and conclusive.

(k)           Participant’s Acknowledgments.  The Participant acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

(l)            Delivery of Certificates.  The Participant may request that the Company deliver the Shares in certificated form with respect to any Shares that have ceased to be subject to forfeiture pursuant to Section 2.

(m)          No Deferral.  Notwithstanding anything herein to the contrary, neither the Company nor the Participant may defer the delivery of the Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MOMENTA PHARMACEUTICALS, INC.

By:
Richard P. Shea
Vice President, Chief Financial Officer

Craig Wheeler

Exhibit D

Momenta Pharmaceuticals, Inc.

Restricted Stock Agreement
Granted Under 2004 Stock Incentive Plan, as amended

AGREEMENT made on January [          ], 2007 between Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Craig Wheeler (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.             Issuance of Shares.

The Company hereby issues to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), 175,000 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”).  The Shares will be held in book entry by the Company’s transfer agent in the name of the Participant for that number of Shares issued to the Participant.  The Participant agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2.             Vesting.

(a)           Subject to the acceleration provisions set forth in that certain Employment Agreement, dated August 22, 2006, between the Company and the Participant (the “Employment Agreement”), the Shares shall vest and become free from the forfeiture provisions in Section 2(d) hereof and become free from the transfer restrictions in Section 3 hereof on the date that the Company’s Board of Directors certifies that the Company (or any of the Company’s partners or collaborators) has commercially launched M-Enoxaparin in the United States, provided that (A) such commercial launch shall have occurred prior to January [      ], 2011 and (B) the Participant is employed by the Company on the date of such certification by the Company’s Board of Directors.

(b)           Subject to the vesting provisions set forth in Section 2(a) hereof and the acceleration provisions set forth in the Employment Agreement, the Shares shall vest and become free from the forfeiture provisions in Section 2(d) hereof and become free from the transfer restrictions in Section 3 hereof on January [     ], 2011, provided that (A) the Participant is employed by the Company on January [     ], 2011 and (B) the Company’s Board of Directors certifies that any one of the three events set forth in Section 2(b)(i), 2(b)(ii) or 2(b)(iii) hereof shall have occurred prior to January [      ], 2011:

(i)                               the Company has consummated a public offering of shares of its Common Stock pursuant to a registration statement filed with the

Securities and Exchange Commissions with gross proceeds to the Company totaling at least $40.0 million;

(ii)                            the Company has executed a collaboration agreement with an unaffiliated third party partner (and has fulfilled the conditions to closing set forth in such agreement or related agreement(s), including, HSR and other approvals), the terms of which shall include an irrevocable commitment from such third party to provide cash payments of at least $40.0 million to the Company within four years of the date of execution of such collaboration agreement, provided that such unaffiliated third party partner shall not include any party (x) with which the Company has an executed agreement or (y) with which the Company has actively negotiated a collaboration, in each case prior to the date of the Employment Agreement; or

(iii)                         the closing price of the Company’s Common Stock on the Nasdaq Global Market has equaled or exceeded $25.00 over a period of 20 consecutive trading days (such price to be adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event).

Notwithstanding the provisions of Section 2(a) and Section 2(b) above and subject to the acceleration provisions set forth in the Employment Agreement, if at any time during the four year-period ending on January [      ], 2011 the Company’s Board of Directors elects to abandon the M-Enoxaparin program and no longer pursue the commercialization of M-Enoxaparin either for strategic reasons or as a result of adverse events in the regulatory process, the Shares shall vest and become free from the forfeiture provisions in Section 2(d) hereof and become free from the transfer restrictions in Section 3 hereof on the date that the Company’s Board of Directors certifies that any one of the three events set forth in Section 2(b)(i), 2(b)(ii) or 2(b)(iii) hereof shall have occurred, provided that the Participant is employed by the Company on the date of the certification by the Company’s Board of Directors of the applicable vesting event.

(c)           Subject to the acceleration provisions set forth in the Employment Agreement, in the event the Shares do not vest in accordance with the conditions set forth in Section 2(a) or Section 2(b) before January [      ], 2011, the Shares shall vest and become free from the forfeiture provisions in Section 2(d) hereof and become free from the transfer restrictions in Section 3 hereof if (A) the Participant is employed by the Company and (B) the Company’s Board of Directors certifies that (x) the Company (or any of the Company’s partners or collaborators) has commercially launched M-Enoxaparin in the United States or (y) any one of the three events set forth in Section 2(b)(i), 2(b)(ii) or 2(b)(iii) hereof shall have occurred, in each case on or after January [     ], 2011 but prior to January [      ], 2013.

(d)           In the event that (i) the Participant ceases to be employed by the Company prior to the date that the Shares vest under Section 2(a), Section 2(b) or Section 2(c) hereof, for any reason or no reason, with or without cause, or (ii) the Shares do not vest in accordance with

Section 2(a), Section 2(b) or Section 2(c) hereof, then such Shares shall be forfeited immediately and automatically to the Company for no consideration effective as of either the date of termination of employment or January [       ], 2013, whichever is earlier and the Participant shall have no further rights with respect to such Shares.

(e)           For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company, subject to the terms and provisions of the Employment Agreement.

3.             Restrictions on Transfer.

(a)           The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, until such Shares have vested, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 3 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan and except as otherwise provided herein, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

(b)           The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

4.             Restrictive Legends.

All Shares subject to this Agreement subject to the following restriction, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

5.             Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.  Capitalized terms used, but not otherwise defined, herein shall have the meaning given to them in the Plan.

6.             Withholding Taxes; Section 83(b) Election.

(a)           The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the forfeiture provisions.  For so long as the Common Stock is registered under the Exchange Act, the Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from this award, valued at their Fair Market Value; provided, however, that (i) the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) and (ii) satisfaction of such tax obligations through shares of the Company’s Common Stock, including Shares retained from this award, may only be authorized by the Company’s Compensation Committee in its sole discretion at any time prior to the occurrence of a vesting date (whereby such Committee may adopt a resolution permitting the Participant to satisfy his tax withholding obligation through the surrender of shares of the Company’s Common Stock, including a portion of the Shares the vesting of which gives rise to the withholding obligations).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b)           The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

THE PARTICIPANT AGREES NOT TO FILE AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE WITH RESPECT TO THE ISSUANCE OF THE SHARES.

7.             Miscellaneous.

(a)           No Rights to Employment.  Subject to the acceleration provisions set forth in the Employment Agreement, the Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by satisfaction of the performance conditions and continuing service as an employee of the Company (not through the act of being hired or being granted the Shares hereunder).  The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.

(b)           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)           Waiver.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e)           Notice.   Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided.  Each notice shall be deemed to have been given on the date it is received.  Each notice to the Company shall be addressed to it at its offices at 675 West Kendall Street, Cambridge, Massachusetts 02142 (Attention:  Vice President, Legal Affairs).  Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address.

(f)            Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g)           Entire Agreement.  This Agreement, the Employment Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

(h)           Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i)            Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j)            Interpretation.  The interpretation and construction of any terms or conditions of the Plan or of this Agreement or other matters related to the Plan by the Compensation Committee of the Board of Directors of the Company shall be final and conclusive.

(k)           Participant’s Acknowledgments.  The Participant acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

(l)            Delivery of Certificates.  The Participant may request that the Company deliver the Shares in certificated form with respect to any Shares that have ceased to be subject to forfeiture pursuant to Section 2.

(m)          No Deferral.  Notwithstanding anything herein to the contrary, neither the Company nor the Participant may defer the delivery of the Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MOMENTA PHARMACEUTICALS, INC.

By:
Richard P. Shea
Vice President, Chief Financial Officer

Craig Wheeler

Exhibit E

1.     Disposition of primary residence – Company will reimburse Employee for the following:

•                  Reasonable and customary statutory costs imposed on Employee as the seller by federal, state or local laws;

•                  Real estate brokerage fees; and

•                  Attorney fees, mortgage fees, title search costs and title insurance.

2.     Purchase of a new home – Company will reimburse Employee for the following:

•                  Title insurance or guarantee;

•                  Tax and title search;

•                  Attorney fees;

•                  Settlement fees;

•                  Mortgage origination fees charged by a bank or other commercial lender (up to two (2) percent of the amount of the loan); and

•                  Fees for surveys, pest inspections, radon tests, mold inspection, etc.

3.     Movement of personal effects and household goods – Company will pay the reasonable costs of transporting household goods and personal effects under the following conditions:

•                  Transportation of goods will be provided from the former residence to the new residence;

•                  Storage of household goods during your relocation period;

•                  Moving services will include packing and unpacking of all goods;

•                  Household goods will be insured for full value while in transit.

4.             Reasonable travel expenses for the Employee’s family to travel from California to Cambridge, Massachusetts to locate a home and schools.

All taxable payments or reimbursements that do not have a corresponding deduction will be tax effected, i.e., the Company will pay an allowance to offset the Employee’s estimated income and employment tax liability, including the tax liability on the allowance itself.